Greenlane Receives Nasdaq Notification of Non-Compliance with Listing Rule 5250(c)(1)

BOCA RATON, FL / ACCESSWIRE / April 23, 2024 / Greenlane Holdings, Inc. (“Greenlane” or the “Company”) (NASDAQ:GNLN), one of the largest global sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products,, today announced that on April 18, 2024, it received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying Greenlane that it was not in compliance with requirements of Nasdaq Listing Rule 5250(c)(1) as a result of not having timely filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, with the Securities and Exchange Commission (“SEC”). On April 1, 2024, the Company filed a Form 12b-25 Notification of Late Filing with the SEC related to the Form 10-K.

This notification has no immediate effect on the listing of Greenlane’s common stock on the Nasdaq. However, if Greenlane fails to timely regain compliance with the Nasdaq Listing Rule, Greenlane’s common stock will be subject to delisting from Nasdaq.

Under the Nasdaq rules, the Company has 60 calendar days, or until June 17, 2024, to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for filing the Form 10-K to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Company is working diligently and expects to file its Form 10-K within the 60-day period, which would eliminate the need for the Company to submit a formal plan to regain compliance.

About Greenlane Holdings, Inc.

Founded in 2005, Greenlane is a premier global platform for the development and distribution of premium smoking accessories, vape devices, and lifestyle products to thousands of producers, processors, specialty retailers, smoke shops, convenience stores, and retail consumers. We operate as a powerful family of brands, third-party brand accelerator, and an omnichannel distribution platform.

We proudly offer our own diverse brand portfolio including DaVinci Vaporizers, Higher Standards, Groove, and Eyce and our exclusively licensed Marley Natural and K.Haring branded products. We also offer a carefully curated set of third-party products through our direct sales channels and our proprietary, owned and operated e-commerce platforms which include Vapor.com, Vaposhop.com, PuffItUp.com, EyceMolds.com, HigherStandards.com, DaVinciVaporizer.com,  and MarleyNaturalShop.com.

For additional information, please visit: https://investor.gnln.com. For additional information, please visit: https://gnln.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Greenlane and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, the timing and filing of the delayed Annual Report on Form 10-K and Greenlane’s ability to regain compliance with applicable Nasdaq rules. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Greenlane has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in Greenlane’s Annual Report on Form 10-K/A filed for the year ended December 31, 2022 and the Company’s other filings with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Investor Contact:
IR@greenlane.com
SOURCE: Greenlane Holdings, Inc.